Exhibit 99.2

THIRD QUARTER 2023
FINANCIAL RESULTS AND SHAREHOLDER LETTER

A LETTER FROM OUR CHAIRMAN AND CEO

RH REPORTS THIRD QUARTER RESULTS

THIRD QUARTER 2023 HIGHLIGHTS

Q3 GAAP NET REVENUES OF $751M VS. $869M LY
Q3 ADJUSTED NET REVENUES OF $751M VS. $869M LY

Q3 GAAP GROSS MARGIN OF 45.3% VS. 48.4% LY
Q3 ADJUSTED GROSS MARGIN OF 45.3% VS. 49.7% LY

Q3 GAAP OPERATING MARGIN OF 6.8% VS. 19.6% LY

Q3 ADJUSTED OPERATING MARGIN OF 7.3% VS. 20.8% LY

Q3 GAAP NET LOSS OF $(2M) VS. NET INCOME OF $99M LY
Q3 ADJUSTED NET LOSS OF $(8M) VS. ADJUSTED NET INCOME OF $110M LY

Q3 GAAP DILUTED EPS LOSS OF $(0.12) VS. GAAP DILUTED EPS OF $3.78 LY
Q3 ADJUSTED DILUTED EPS LOSS OF $(0.42) VS. ADJUSTED DILUTED EPS OF $4.26 LY

Please see the tables below for reconciliations of all GAAP to non-GAAP measures referenced in this press release.

There are no adjustments to GAAP net revenues in any period presented in this press release.

TO OUR PEOPLE, PARTNERS AND SHAREHOLDERS,

Net revenues of $751 million were at the mid-point of our guidance for the quarter, and adjusted operating margin of 7.3% was slightly below expectations due to higher than anticipated expenses, including international openings as well as costs related to our pending acquisition of the New York Guesthouse property and unsuccessful efforts to secure the iconic One Ocean Drive Miami Beach location.

While pleased with improved demand trends generated from the launch of our new RH Interiors and RH Contemporary collections, we experienced increased headwinds in early October when mortgage rates peaked above 8%, and the Hamas invasion of Israel triggered the war in the Middle East.

With 82% of homeowners having mortgages below 5%, and 62% below 4%, we continue to expect the existing housing market to remain frozen until interest rates and/or home prices fall meaningfully. Additionally, the home furnishings market has become increasingly promotional, and we believe that will create a mix shift towards clearance products, pressuring gross margins. In light of the current market we are delaying the mailing of our RH Modern Sourcebook until the first quarter of fiscal 2024 when demand conditions will likely be more favorable.

As a result, we are narrowing our revenue guidance range for the year to $3.06 billion to $3.08 billion, and now expect adjusted operating margin to be in the range of 13.6% to 14.0%.

As mentioned, we are in contract to make an opportunistic purchase of the New York Guesthouse property for approximately $58 million, scheduled to close in the fourth quarter. The building was appraised at $85 million last September when the Federal Funds rate was half the level it is today. We believe controlling the outcome of this one-of-a-kind property is in our best interest. However, we will be poised to take advantage of any opportunity to do a sale-leaseback with the appropriate investor when the commercial real estate market rebounds in the future.

1	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

PRODUCT ELEVATION

We expect our demand trends to accelerate though the first half of 2024 as our product transformation unfolds, in-stocks improve, we complete the reset of our Galleries, and introduce our new RH Modern and RH Outdoor Sourcebooks in the first quarter of next year. We anticipate our inflection point will peak in the second quarter of 2024 as our new collections fully ramp and we begin another cycle of Sourcebook mailings, completely transforming and refreshing the entire brand over a 12-month period.

We believe our latest collections reflect a level of design and quality inaccessible in our current market and a value proposition that will be disruptive across multiple markets, positioning RH to gain market share throughout fiscal 2024. While a product transformation of this magnitude will be margin dilutive in the short term, we believe it will become margin accretive over the long term as selling rates stabilize and allow for supply chain and sourcing efficiencies.

PLATFORM EXPANSION

Our plan to expand the RH brand globally, address new markets locally and transform our North American Galleries represents a multi-billion dollar opportunity.

As discussed last quarter, we introduced RH to the UK this past summer in a dramatic and unforgettable fashion with the opening of RH England, The Gallery at the Historic Aynho Park, a 17th-century, 73-acre estate that is a celebration of History, Design, Food and Wine. We had a spectacular turnout for our opening event and the global press coverage the brand received was multiple times greater than any Gallery we have ever opened. Due to RH England’s countryside location, we expect the majority of the revenues to be driven by our Interior Design and Trade businesses, which are dependent on building books of business with high-value repeat clients like Interior Design Firms and Hospitality projects. The quote book and demand continue to build monthly, despite the seasonal nature of the location. Our first UK Interiors Sourcebook was in home in October, with our next contact planned to be our RH Modern and RH Outdoor Sourcebooks in the first quarter of 2024.

In November we opened two new international Galleries, RH Munich and RH Düsseldorf. The response to our opening events was beyond our expectations, with RH Munich hosting over 900 chic attendees roaming the three floors with Cipriani Bellinis and Vesper Martinis, and traffic in both Galleries has been strong since opening.

Although RH England is our most unique and spectacular Gallery to date, and the only one with a hospitality component in Europe, all three are architecturally impressive, multi-level expressions of the RH brand, only to be outdone by our even more impressive teams in each location. While many retailers boast of a capital-light, franchise or licensing approach to international expansion, we believe the only way to build a brand and optimize the business globally, is to invest into, and control the brand in the same manner we do locally. With people who live and breathe our values, because it’s their values. People who will lead our cause and build our culture, because it’s their cause, and it’s their culture. We believe when you aspire to be the very best in the world, there are no shortcuts, and greatness can never be delegated, nor licensed or franchised.

Our next international openings include RH Brussels, The Gallery on the Boulevard De Waterloo, and RH Madrid, The Gallery on the Plaza Marques De Salamanca in the first half of 2024, followed by RH Paris, The Gallery on the Champs-Elysées in the fall of next year.

RH Paris is one building from the corner of the Avenue Montaigne, known as one of the most exclusive and luxurious arteries in the capital, and the chosen home of the major haute-couture brands such as Chanel, Dior, Vuitton, Celine, Saint Laurent, and many others. We believe the space we have designed for this location will position RH as a place-maker in the luxury fashion capital of the world. RH Paris will be a six-floor jewel-box connected by a dramatic, ornate scissor stair and a central glass elevator that will whisk you up to the fifth floor and rooftop Champagne & Caviar Bar, where you can take in views of the Eiffel Tower while enjoying our innovative menu featuring the finest Petrossian Caviars. You can also visit the second floor and dine in our dramatic atrium restaurant, inspired by the Grand Palais. With an onyx-carved bar, floors, walls and tables looking out into the beautifully landscaped courtyard with 30-foot ivy-covered walls, it’s like dining in a secret garden, erasing the noise and chaos of the outside world. Mark your calendars for early September, RH Paris will be an opening party you won’t want to miss.

2	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

We are also under construction in London and Milan in inspiring spaces that will celebrate the heritage of the historic structures and will integrate full expressions of our hospitality experiences. Our current plans call for opening both Galleries in 2025. We are also anticipating gaining local approvals soon for RH Sydney, the Gallery in Double Bay, with plans to open in late 2025 or early 2026.

Regarding our North American transformation, we opened RH Indianapolis, The Gallery at the DeHaan Estate, one of the most accurate Palladian-style villas ever built in the United States. The estate spans 151 acres and over 60 rooms, looking over a 35-acre lake, and represents one of the largest, most inspiring and immersive physical expressions of our brand to date.

With construction delays pushing RH Cleveland into the first quarter of next year, our plan now includes opening five North American Design Galleries in 2024, inclusive of RH Palo Alto, RH Cleveland and RH Raleigh in the first half of next year, and RH Montecito and RH Newport Beach in the second half.

We also believe there is an opportunity to address new markets locally by opening Design Studios in neighborhoods, towns and small cities where the wealthy and affluent live, visit and vacation. We have several existing locations that have validated this strategy in East Hampton, Yountville, Los Gatos, Pasadena and our former San Francisco Gallery in the Design District, where we have generated annual revenues in the range of $5 to $20 million in 2,000 to 5,000 square feet. We have secured our first new location for a Design Studio in Palm Desert, which should open in the first half of 2024.

We have identified over 40 locations that are incremental to our previous plans in North America and believe the results of these Design Studios will provide data that could lead to opening larger Galleries in those markets.

RH BUSINESS VISION & ECOSYSTEM − THE LONG VIEW

We believe, “There are those with taste and no scale, and those with scale and no taste,” and the idea of scaling taste is large and far reaching.

Our goal to position RH as the arbiter of taste for the home has proven to be both disruptive and lucrative, as we continue our quest to build the most admired brand in the world.

Our brand attracts the leading designers, artisans and manufacturers, scaling and rendering their work more valuable across our integrated platform, enabling RH to curate the most compelling collection of luxury home products on the planet.

Our efforts to elevate and expand our collection will continue with the introductions of RH Couture, RH Bespoke, RH Color, RH Antiques & Artifacts, RH Atelier and other new collections scheduled to launch over the next decade.

Our plan to open immersive Design Galleries in every major market will unlock the value of our vast assortment, generating revenues of $5 to $6 billion in North America, and $20 to $25 billion globally.

Our strategy is to move the brand beyond curating and selling product to conceptualizing and selling spaces, by building an ecosystem of Products, Places, Services and Spaces that establishes the RH brand as a global thought leader, taste and place maker.

Our products are elevated and rendered more valuable by our architecturally inspiring Galleries, which are further elevated and rendered more valuable by our interior design services and seamlessly integrated hospitality experience.

Our hospitality efforts will continue to elevate the RH brand as we extend beyond the four walls of our Galleries into RH Guesthouses, where our goal is to create a new market for travelers seeking privacy and luxury in the $200 billion North American hotel industry. Additionally, we are creating bespoke experiences like RH Yountville, an integration of Food, Wine, Art & Design in the Napa Valley, RH1 and RH2, our private jets, and RH3, our luxury yacht that is available for charter in the Caribbean and Mediterranean where the wealthy and affluent visit and vacation. These immersive experiences expose new and existing customers to our evolving authority in architecture, interior design and landscape architecture.

3	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

This leads to our long-term strategy of building the world’s first consumer-facing architecture, interior design and landscape architecture services platform inside our Galleries, elevating the RH brand and amplifying our core business by adding new revenue streams while disrupting and redefining multiple industries.

Our strategy comes full circle as we begin to conceptualize and sell spaces, moving beyond the $170 billion home furnishings market into the $1.7 trillion North American housing market with the launch of RH Residences − fully furnished luxury homes, condominiums and apartments with integrated services that deliver taste and time value to discerning time-starved consumers.

The entirety of our strategy comes to life digitally with The World of RH, an online portal where customers can explore and be inspired by the depth and dimension of our brand.

Our authority as an arbiter of taste will be further amplified when we introduce RH Media, a content platform that will celebrate the most innovative and influential leaders who are shaping the world of architecture and design.

Our plan to expand the RH ecosystem globally multiplies the market opportunity to $7 to $10 trillion, one of the largest and most valuable addressed by any brand in the world today. A one percent share of the global market represents a $70 to $100 billion opportunity.

Our ecosystem of Products, Places, Services and Spaces inspires customers to dream, design, dine, travel and live in a world thoughtfully curated by RH, creating an emotional connection unlike any other brand in the world.

Taste can be elusive, and we believe no one is better positioned than RH to create an ecosystem that makes taste inclusive and, by doing so, elevating and rendering our way of life more valuable.

NEVER UNDERESTIMATE THE POWER OF A FEW GOOD PEOPLE WHO DON’T KNOW WHAT CAN’T BE DONE

For the past 23 years we’ve heard others tell us what can’t be done, and for the past 23 years we’ve failed…

to listen.

We avoided bankruptcy while being accused of lunacy. While others have been shrinking and closing stores, we’ve been building the largest and most inspiring spaces in the world. When Wall Street didn’t think our stock was worth buying, we bought 60% of it ourselves. When everyone told us we should be working from home, we were in the Center of Innovation working on rebuilding our new home, and it’s almost ready for primetime.

From the largest product transformation in our history, to the most inspiring and unusual retail experiences in the world. From couches to caviar, beds to bellinis, architecture to airplanes, homes to hotels (Guesthouses). From Pittsburgh to Paris, Los Angeles to London, Boston to Brussels, Miami to Munich, San Francisco to Sydney.

Soon the world will be within our reach.

Never underestimate the power of a few good people who don’t know what can’t be done.

Especially these people.

Onward Team RH.

Carpe Diem,

Gary Friedman

Chairman & Chief Executive Officer

4	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

NON-GAAP FINANCIAL MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), we use the following non-GAAP financial measures: adjusted net revenues, adjusted operating income, adjusted net income (loss), adjusted diluted net income (loss) per share, free cash flow, adjusted free cash flow, adjusted operating margin, adjusted gross margin, adjusted gross profit, adjusted selling, general and administrative expenses, adjusted selling, general and administrative expenses margin, adjusted capital expenditures, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, trailing twelve months EBITDA and trailing twelve months adjusted EBITDA (collectively, “non-GAAP financial measures”). We compute these measures by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains and to adjust for the impact of income tax items related to such adjustments to our GAAP financial statements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by senior leadership in its financial and operational decision making. The non-GAAP financial measures we use in this release may be different from the non-GAAP financial measures, including similarly titled measures, used by other companies. For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP financial measures tables in this release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

5	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws, including without limitation, statements regarding our outlook for fiscal 2023 and the fourth quarter of 2023, including with respect to net revenues and adjusted operating margin; our expectations regarding the housing market; our beliefs regarding the effects of the home furnishings market becoming increasingly promotional; our expectation that demand trends will likely be more favorable in the first quarter of fiscal 2024; our plans regarding the mailing of our RH Sourcebooks; our expectations regarding the purchase of the New York Guesthouse property for approximately $58 million, including regarding the closing timeline, the potential benefits to the Company and our ability to do a sale lease back with the property; our expectation that our demand trends will accelerate through the first half of fiscal year 2024 as our product transformation unfolds, in-stocks improve, Galleries are reset and the latest RH Modern and RH Outdoor Sourcebooks are mailed in the first quarter of 2024, which we believe will peak in the second quarter of 2024 as our collections fully ramp up and we begin another cycle of new Sourcebook mailings; our belief that our latest collections reflect a level of design and quality inaccessible in our current market, with a value proposition that will be disruptive across multiple markets with the expectation that this will position us to gain market share throughout fiscal 2024; our belief that our product transformation will be margin accretive over the longer term as sales transition to the newer assortments allowing increased supply chain and sourcing efficiencies; our forecasts with respect to markdowns and inventory; our plans and expectations regarding new products, including new furniture and upholstery collections and Sourcebook designs, RH Couture, RH Bespoke, RH Color, RH Antiques & Artifacts, and RH Atelier; our plans and expectations regarding our next international openings, including regarding the openings of RH Brussels, The Gallery on the Boulevard De Waterloo, and RH Madrid, The Gallery on the Plaza Marques De Salamanca, in the first half of 2024, followed by the opening of RH Paris, The Gallery on the Champs-Elysées, in the Fall of next year, the openings of Galleries in London and Milan in 2025 and the opening of RH Sydney, the Gallery in Double Bay in late 2025 or early 2026; our belief that our plan to expand the RH brand globally represents a multi-billion dollar opportunity; our plans and expectations regarding our North American transformation, including RH Palo Alto, RH Cleveland and RH Raleigh in the first half of 2024 and RH Montecito and RH Newport Beach in the second half of 2024; our expectation that the majority of revenues for RH England will be driven by our Interior Design and Trade businesses given its location in the English countryside well outside of London; our beliefs regarding opportunities to address new markets locally, including our first location in Palm Desert, which is expected to open in the first half of 2024, and existing locations validating this strategy and locations we have identified for Design Studios; our belief that Design Studios will provide data that could lead to the opening of larger Galleries in a number of those markets; our plans and expectations regarding the opening of Design Galleries, which we believe should unlock the full potential of our vast assortment, generating revenues of $5 to $6 billion in North America, and $20 to $25 billion globally; our goal to position RH as the arbiter of taste for the home; our beliefs with respect to the RH brand and our products; our strategy to move the brand beyond curating and selling product to conceptualizing and selling spaces by building an ecosystem of Products, Places, Services and Spaces that establishes the RH brand as a global thought leader, taste and place maker; our beliefs regarding the impact of our Galleries, interior design services, and hospitality experiences on our products; our plans and expectations regarding our hospitality efforts, including RH Guesthouses, RH Yountville, RH1 and RH2, our private jets, and RH3, our luxury yacht; our goal to create a new market for travelers seeking privacy and luxury in the $200 billion North American hotel industry; our long-term strategy of building the world’s first consumer-facing architecture, interior design and landscape architecture services platform inside our Galleries; our plans and expectations regarding the launch of RH Residences; the entirety of our strategy coming to life digitally with The World of RH; our plans and expectations regarding the introduction of RH Media; our belief that our global expansion plans multiplies the market opportunity to $7 to $10 trillion; our belief that no one is better positioned than RH to create an ecosystem that makes taste inclusive, and by doing so, elevating and rendering our way of life more valuable; and any statements or assumptions underlying any of the foregoing.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “short-term,” “non-recurring,” “one-time,” “unusual,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements are subject to risk and uncertainties that may cause actual results to differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. Matters that we identify as “short term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may, in fact, not be short term and may recur in one or more future financial reporting periods. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect, or that future developments affecting us will be those that we have anticipated. All discussions of new developments are subject to inherent uncertainty as to timing and the manner in which a new development may ultimately be launched including that certain new concepts may be canceled prior to introduction. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks related to our dependence on key personnel and any changes in key personnel; successful implementation of our growth strategy; uncertainties in the current and long-term performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; decisions concerning the allocation of capital including the extent to which we repurchase additional shares of our common stock which will affect shares outstanding and EPS; factors affecting our outstanding indebtedness; our ability to anticipate consumer preferences and buying

6	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

trends, and maintain our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking including international expansion, our real estate and Gallery development strategy and our expansion into new business areas such as hospitality; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; risks related to our sourcing and supply chain including our dependence on imported products produced by foreign manufacturers and risks related to importation of such products; risks related to the operations of our vendors, risks related to tariffs; risks related to the impact of COVID on our business; and those other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date on which we make it. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such forward-looking statements to reflect any change in its expectations with regard thereto, whether as a result of new information or any changes in the events, conditions or circumstances on which any such forward-looking statement is based except as required by law. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. You should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties.

7	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	OCTOBER 28,	% OF NET	OCTOBER 29,	% OF NET	OCTOBER 28,	% OF NET	OCTOBER 29,	% OF NET
	2023	REVENUES	2022	REVENUES	2023	REVENUES	2022	REVENUES

	(dollars in thousands, except per share amounts)
Net revenues	$751,225	100.0%	$869,066	100.0%	$2,290,866	100.0%	$2,817,978	100.0%
Cost of goods sold	410,775	54.7	448,288	51.6	1,222,798	53.4	1,375,399	48.8
Gross profit	340,450	45.3	420,778	48.4	1,068,068	46.6	1,442,579	51.2
Selling, general and administrative expenses	289,214	38.5	250,528	28.8	766,252	33.4	832,627	29.6
Income from operations	51,236	6.8	170,250	19.6	301,816	13.2	609,952	21.6
Other expenses
Interest expense—net	54,640	7.3	31,417	3.7	138,878	6.1	78,536	2.7
Loss on extinguishment of debt	—	—	—	—	—	—	169,578	6.0
Other expense—net	5,305	0.7	1,989	0.2	4,466	0.2	4,841	0.2
Total other expenses	59,945	8.0	33,406	3.9	143,344	6.3	252,955	8.9
Income (loss) before income taxes and equity method investments	(8,709)	(1.2)	136,844	15.7	158,472	6.9	356,997	12.7
Income tax expense (benefit)	(9,215)	(1.3)	36,162	4.1	34,615	1.5	(70,867)	(2.5)
Income before equity method investments	506	0.1	100,682	11.6	123,857	5.4	427,864	15.2
Share of equity method investments loss	2,693	0.4	1,922	0.2	7,677	0.3	6,118	0.2
Net income (loss)	$(2,187)	(0.3)%	$98,760	11.4%	$116,180	5.1%	$421,746	15.0%
Weighted-average shares used in computing basic net income (loss) per share	18,371,545		23,681,482		20,459,241		23,588,464
Basic net income (loss) per share	$(0.12)		$4.17		$5.68		$17.88
Weighted-average shares used in computing diluted net income (loss) per share	18,371,545		26,098,265		22,207,813		26,947,087
Diluted net income (loss) per share	$(0.12)		$3.78		$5.23		$15.65

T-1	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	OCTOBER 28,	JANUARY 28,
	2023	2023

	(in thousands)
ASSETS
Cash, cash equivalents and restricted cash	$382,655	$1,511,763
Merchandise inventories	718,959	801,841
Other current assets	185,266	199,060
Total current assets	1,286,880	2,512,664
Property and equipment—net	1,665,483	1,635,984
Operating lease right-of-use assets	616,571	527,246
Goodwill and intangible assets	216,743	215,681
Equity method investments	128,112	101,468
Deferred tax assets and other non-current assets	326,830	316,246
Total assets	$4,240,619	$5,309,289
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Accounts payable and accrued expenses	$399,727	$374,949
Deferred revenue and customer deposits	302,976	325,754
Convertible senior notes due 2023	—	1,696
Convertible senior notes due 2024—net	41,807	—
Other current liabilities	190,464	183,574
Total current liabilities	934,974	885,973
Asset based credit facility	—	—
Term loan B—net	1,924,002	1,936,529
Term loan B-2—net	468,775	469,245
Real estate loans	17,844	17,909
Convertible senior notes due 2024—net	—	41,724
Non-current operating lease liabilities	570,073	505,809
Non-current finance lease liabilities	642,726	653,050
Deferred tax liabilities and other non-current obligations	15,439	14,389
Total liabilities	4,573,833	4,524,628
Stockholders’ equity (deficit)	(333,214)	784,661
Total liabilities and stockholders’ equity (deficit)	$4,240,619	$5,309,289

T-2	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	NINE MONTHS ENDED
	OCTOBER 28,	OCTOBER 29,
	2023	2022

	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$116,180	$421,746
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash operating lease cost and finance lease interest expense	88,858	79,438
Depreciation and amortization	84,360	79,760
Deferred income taxes	40,884	5,627
Stock-based compensation expense	28,538	33,725
Asset impairments	7,165	19,080
Loss on extinguishment of debt	—	169,578
Other non-cash items	12,702	9,721
Change in assets and liabilities:
Merchandise inventories	81,166	(96,598)
Prepaid expenses and other assets	(12,788)	(152,892)
Landlord assets under construction—net of tenant allowances	(18,617)	(43,380)
Other changes in assets and liabilities	(112,276)	(189,784)
Net cash provided by operating activities	316,172	336,021
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(131,840)	(109,675)
Equity method investments	(34,321)	(2,313)
Proceeds from sale of asset	—	5,287
Net cash used in investing activities	(166,161)	(106,701)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) under term loans	(18,750)	485,000
Net borrowings (repayments) under real estate loans	(20)	15,996
Repayment under convertible senior notes repurchase obligation	—	(395,372)
Debt issuance costs	—	(27,733)
Repayments of convertible senior notes	(1,696)	(13,053)
Proceeds from termination of convertible senior note hedges	—	231,796
Payments for termination of common stock warrants	—	(390,934)
Repurchases of common stock—inclusive of excise taxes paid	(1,252,899)	(286,441)
Proceeds from exercise of stock options	5,816	153,568
Other financing activities	(10,837)	(28,508)
Net cash used in financing activities	(1,278,386)	(255,681)
Effects of foreign currency exchange rate translation	(733)	(1,155)
Net decrease in cash and cash equivalents, restricted cash and restricted cash equivalents	(1,129,108)	(27,516)
Cash and cash equivalents, restricted cash and restricted cash equivalents
Beginning of period—cash and cash equivalents	1,508,101	2,177,889
Beginning of period—restricted cash	3,662	—
Beginning of period—restricted cash equivalents (acquisition related escrow deposits)	—	3,975
Beginning of period—cash and cash equivalents, restricted cash and restricted cash equivalents	$1,511,763	$2,181,864

End of period—cash and cash equivalents	380,695	2,150,466
End of period—restricted cash	1,960	3,882
End of period—cash and cash equivalents and restricted cash	$382,655	$2,154,348

T-3	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF FREE CASH FLOW

(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 28,	OCTOBER 29,	OCTOBER 28,	OCTOBER 29,
	2023	2022	2023	2022

	(in thousands)
Net cash provided by operating activities	$67,817	$143,505	$316,172	$336,021
Capital expenditures	(50,244)	(47,117)	(131,840)	(109,675)
Free cash flow(1)(2)	17,573	96,388	184,332	226,346
Proceeds from sale of asset	—	5,287	—	5,287
Adjusted free cash flow(1)(3)	$17,573	$101,675	$184,332	$231,633
(1)	Free cash flow and adjusted free cash flow are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP and are included in this shareholder letter because we believe that these measures provide useful information to our senior leadership team and investors in understanding the strength of our liquidity and our ability to generate additional cash from our business operations. Free cash flow and adjusted free cash flow should not be considered in isolation or as an alternative to cash flows from operations calculated in accordance with GAAP, and should be considered alongside our other liquidity performance measures that are calculated in accordance with GAAP, such as net cash provided by operating activities and our other GAAP financial results. Our senior leadership team uses these non-GAAP financial measures in order to have comparable financial results for the purpose of analyzing changes in our underlying business from quarter to quarter. Our measures of free cash flow and adjusted free cash flow are not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(2)	We define free cash flow as net cash provided by operating activities less capital expenditures.
(3)	We define adjusted free cash flow as free cash flow plus proceeds from sale of asset.

T-4	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF ADJUSTED CAPITAL EXPENDITURES

(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 28,	OCTOBER 29,	OCTOBER 28,	OCTOBER 29,
	2023	2022	2023	2022

	(in thousands)
Capital expenditures	$50,244	$47,117	$131,840	$109,675
Landlord assets under construction—net of tenant allowances	4,658	10,920	18,617	43,380
Adjusted capital expenditures(1)(2)	$54,902	$58,037	$150,457	$153,055
(1)	Adjusted capital expenditures is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted capital expenditures as capital expenditures from investing activities and cash outflows of capital related to construction activities to design and build landlord-owned leased assets, net of tenant allowances received during the construction period. Adjusted capital expenditures is included in this shareholder letter because our senior leadership team believes that adjusted capital expenditures provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted capital expenditures is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(2)	Landlord tenant allowances received subsequent to lease commencement for leases classified as finance are reflected as a reduction to principal payments under finance leases within financing activities on the condensed consolidated statements of cash flows and are excluded from our calculation of adjusted capital expenditures. We received landlord tenant allowances under finance leases subsequent to lease commencement of $2.4 million and $4.2 million for the nine months ended October 28, 2023 and October 29, 2022, respectively. We did not receive any landlord tenant allowances under finance leases subsequent to lease commencement in the three months ended October 28, 2023 and October 29, 2022.

T-5	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)

(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 28,	OCTOBER 29,	OCTOBER 28,	OCTOBER 29,
	2023	2022	2023	2022

	(in thousands)
GAAP net income (loss)	$(2,187)	$98,760	$116,180	$421,746
Adjustments (pre-tax):
Cost of goods sold:
Asset impairments(1)	—	10,926	—	10,926
Selling, general and administrative expenses:
Legal settlements(2)	—	(4,188)	8,000	(4,188)
Reorganization related costs(3)	—	—	7,621	—
Non-cash compensation(4)	1,972	4,136	7,527	14,315
Asset impairments(1)	3,531	—	3,531	8,154
Recall accrual(5)	(1,576)	—	(1,576)	560
Employer payroll taxes on option exercise(6)	—	—	—	11,717
Professional fees(7)	—	—	—	7,469
Compensation settlements(8)	—	—	—	3,483
Gain on sale of building and land(9)	—	(775)	—	(775)
Other expenses:
Loss on extinguishment of debt(10)	—	—	—	169,578
Gain on derivative instruments—net(11)	—	—	—	(1,724)
Subtotal adjusted items	3,927	10,099	25,103	219,515
Impact of income tax items(12)	(12,232)	(427)	(15,868)	(191,621)
Share of equity method investments loss(13)	2,693	1,922	7,677	6,118
Adjusted net income (loss)(14)	$(7,799)	$110,354	$133,092	$455,758
(1)	The adjustment in the three and nine months ended October 28, 2023 includes impairment of property and equipment of $2.2 million related to the interior refresh of our Design Galleries, as well as impairment of a loan receivable of $1.3 million. The adjustment to cost of goods sold in the three and nine months ended October 29, 2022 represents inventory impairment. The adjustment to selling, general and administrative expense in the nine months ended October 29, 2022 includes asset impairment related to property and equipment of Galleries under construction, as well as lease impairment of $1.0 million due to the early exit of a leased facility.
(2)	The adjustment in the nine months ended October 28, 2023 represents certain legal settlements associated with class action litigation matters. The adjustment in the three and nine months ended October 29, 2022 represents a favorable legal settlement associated with a lease agreement.
(3)	Represents severance costs and related payroll taxes associated with a reorganization.
(4)	Represents the amortization of the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020.
(5)	The adjustment in the three and nine months ended October 28, 2023 represents accrual adjustments related to product recall charges. The adjustment in the nine months ended October 29, 2022 represents charges associated with product recalls.
(6)	Represents employer payroll tax expense related to the option exercise by Mr. Friedman in the first quarter of fiscal 2022.
(7)	Represents professional fees contingent upon the completion of certain transactions related to the 2023 Notes and 2024 Notes, including bond hedge terminations and warrant and convertible senior notes repurchase.

T-6	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

(8)	Represents compensation settlements related to the Rollover Units and Profit Interest Units in the Waterworks subsidiary.
(9)	Represents gain on sale of building and land.
(10)	The adjustment represents a loss on extinguishment of debt related to the repurchase of $237 million of principal value of convertible senior notes, inclusive of the acceleration of amortization of debt issuance costs of $1.3 million.
(11)	Represents net gain on derivative instruments resulting from certain transactions related to the 2023 Notes and 2024 Notes, including bond hedge terminations and warrant and convertible senior notes repurchase.
(12)	We exclude the GAAP tax provision and apply a non-GAAP tax provision based upon (i) adjusted pre-tax net income (loss), (ii) the projected annual adjusted tax rate and (iii) the exclusion of material discrete tax items that are unusual or infrequent, such as tax benefits related to the option exercises by Mr. Friedman in fiscal 2022 and the Federal Rehabilitation Tax Credit related to the San Francisco Design Gallery in the third quarter of fiscal 2023. The adjustments for the three months ended October 28, 2023 and October 29, 2022 are based on adjusted tax rates of (63.1)% and 24.9%, respectively. The adjustments for the nine months ended October 28, 2023 and October 29, 2022 are based on adjusted tax rates of 27.5% and 20.9%, respectively.
(13)	Represents our proportionate share of the loss of our equity method investments.
(14)	Adjusted net income (loss) is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income (loss) as consolidated net income (loss), adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted net income (loss) is included in this shareholder letter because our senior leadership team believes that adjusted net income (loss) provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted net income (loss) is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-7	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF DILUTED NET INCOME (LOSS) PER SHARE TO
ADJUSTED DILUTED NET INCOME (LOSS) PER SHARE

(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 28,	OCTOBER 29,	OCTOBER 28,	OCTOBER 29,
	2023(1)	2022(2)	2023(2)	2022(3)
Diluted net income (loss) per share	$(0.12)	$3.78	$5.23	$15.65
Pro forma diluted net income (loss) per share(4)	$(0.12)	$3.81	$5.27	$15.79
Per share impact of adjustments (pre-tax)(5):
Legal settlements	—	(0.16)	0.36	(0.16)
Reorganization related costs	—	—	0.35	—
Non-cash compensation	0.11	0.16	0.34	0.54
Asset impairments	0.19	0.42	0.16	0.71
Recall accrual	(0.09)	—	(0.07)	0.02
Loss on extinguishment of debt	—	—	—	6.35
Employer payroll taxes on option exercise	—	—	—	0.44
Professional fees	—	—	—	0.28
Compensation settlements	—	—	—	0.13
Gain on derivative instruments—net	—	—	—	(0.06)
Gain on sale of building and land	—	(0.03)	—	(0.03)
Subtotal adjusted items	0.21	0.39	1.14	8.22
Impact of income tax items(5)	(0.66)	(0.01)	(0.72)	(7.18)
Share of equity method investments loss(5)	0.15	0.07	0.34	0.23
Adjusted diluted net income (loss) per share(6)	$(0.42)	$4.26	$6.03	$17.06
(1)	For the three months ended October 28, 2023, we recorded a GAAP net loss and an adjusted net loss. As a result, the weighted-average shares used to calculate GAAP and adjusted diluted net loss per share are the same and there is no adjustment to the share count.
(2)	For the nine months ended October 28, 2023 and for the three months ended October 29, 2022, we incurred dilution for the principal of the convertible senior notes assuming the if-converted method. For non-GAAP purposes, our adjusted diluted shares outstanding calculation excludes the dilutive impact of the principal value of the convertible senior notes since we have the intent and ability to settle the principal value of such notes in cash.
(3)	For the nine months ended October 29, 2022, for GAAP purposes, we incurred dilution for the principal of the convertible senior notes assuming the if-converted method. For non-GAAP purposes, our adjusted diluted shares outstanding calculation excludes (i) the dilutive impact of the principal value of the convertible senior notes since we have the intent and ability to settle the principal value of such notes in cash and (ii) the dilutive impact of the convertible senior notes between $193.65 and $309.84 for the 2023 Notes and between $211.40 and $338.24 for the 2024 Notes, based on the bond hedge contracts that were in place and would have delivered shares to offset dilution in these ranges through the termination date of such contracts in the first quarter of fiscal 2022. Our adjusted diluted shares outstanding calculation includes the dilutive impact of stock prices in excess of $309.84 for the 2023 Notes and $338.24 for the 2024 Notes through the termination dates of the related bond hedge contracts in the first quarter of fiscal 2022, as we would have had an obligation to deliver additional shares in excess of the dilution protection provided by the bond hedges.
(4)	Pro forma diluted net income per share for the nine months ended October 28, 2023 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 22,061,551, which excludes dilution of 146,262 shares related to the 2023 Notes and 2024 Notes.

Pro forma diluted net income per share for the three months ended October 29, 2022 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 25,934,498, which excludes dilution of 163,767 shares related to the 2023 Notes and 2024 Notes. Pro forma diluted net income per share for the nine months ended October 29, 2022 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 26,709,075, which excludes dilution of 238,012 shares related to the 2023 Notes and 2024 Notes.

T-8	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

(5)	Refer to table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)” and the related footnotes for additional information.
(6)	Adjusted diluted net income (loss) per share is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted diluted net income (loss) per share as consolidated net income (loss), adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance divided by our pro forma share count. Adjusted diluted net income (loss) per share is included in this shareholder letter because our senior leadership team believes that adjusted diluted net income (loss) per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted diluted net income (loss) per share is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-9	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT

(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 28,	OCTOBER 29,	OCTOBER 28,	OCTOBER 29,
	2023	2022	2023	2022

	(dollars in thousands)
Gross profit	$340,450	$420,778	$1,068,068	$1,442,579
Asset impairments(1)	—	10,926	—	10,926
Adjusted gross profit(2)	$340,450	$431,704	$1,068,068	$1,453,505
Net revenues	$751,225	$869,066	$2,290,866	$2,817,978
Gross margin(3)	45.3%	48.4%	46.6%	51.2%
Adjusted gross margin(3)	45.3%	49.7%	46.6%	51.6%
(1)	Refer to table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)” and the related footnotes for additional information.
(2)	Adjusted gross profit is a supplemental measure of financial performance that are not required by, or presented in accordance with, GAAP. We define adjusted gross profit as consolidated gross profit, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted gross profit is included in this shareholder letter because our senior leadership team believes that adjusted gross profit provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
(3)	Gross margin is defined as gross profit divided by net revenues. Adjusted gross margin is defined as adjusted gross profit divided by net revenues.

T-10	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 28,	OCTOBER 29,	OCTOBER 28,	OCTOBER 29,
	2023	2022	2023	2022

	(dollars in thousands)
Selling, general and administrative expenses	$289,214	$250,528	$766,252	$832,627
Legal settlements(1)	—	4,188	(8,000)	4,188
Reorganization related costs(1)	—	—	(7,621)	—
Non-cash compensation(1)	(1,972)	(4,136)	(7,527)	(14,315)
Asset impairments(1)	(3,531)	—	(3,531)	(8,154)
Recall accrual(1)	1,576	—	1,576	(560)
Employer payroll taxes on option exercise(1)	—	—	—	(11,717)
Professional fees(1)	—	—	—	(7,469)
Compensation settlements(1)	—	—	—	(3,483)
Gain on sale of building and land(1)	—	775	—	775
Adjusted selling, general and administrative expenses(2)	$285,287	$251,355	$741,149	$791,892
Net revenues	$751,225	$869,066	$2,290,866	$2,817,978
Selling, general and administrative expenses margin(3)	38.5%	28.8%	33.4%	29.6%
Adjusted selling, general and administrative expenses margin(3)	38.0%	28.9%	32.4%	28.1%
(1)	Refer to table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)” and the related footnotes for additional information.
(2)	Adjusted selling, general and administrative expenses is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted selling, general and administrative expenses as consolidated selling, general and administrative expenses, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted selling, general and administrative expenses is included in this shareholder letter because our senior leadership team believes that adjusted selling, general and administrative expenses provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted selling, general and administrative expenses is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(3)	We define selling, general and administrative expenses margin as selling, general and administrative expenses divided by net revenues. We define adjusted selling, general and administrative expenses margin as adjusted selling, general and administrative expenses divided by net revenues.

T-11	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF NET INCOME (LOSS) TO OPERATING INCOME
AND ADJUSTED OPERATING INCOME

(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 28,	OCTOBER 29,	OCTOBER 28,	OCTOBER 29,
	2023	2022	2023	2022

	(dollars in thousands)
Net income (loss)	$(2,187)	$98,760	$116,180	$421,746
Income tax expense (benefit)	(9,215)	36,162	34,615	(70,867)
Interest expense—net	54,640	31,417	138,878	78,536
Loss on extinguishment of debt	—	—	—	169,578
Share of equity method investments loss	2,693	1,922	7,677	6,118
Other expense—net	5,305	1,989	4,466	4,841
Operating income	51,236	170,250	301,816	609,952
Legal settlements(1)	—	(4,188)	8,000	(4,188)
Reorganization related costs(1)	—	—	7,621	—
Non-cash compensation(1)	1,972	4,136	7,527	14,315
Asset impairments(1)	3,531	10,926	3,531	19,080
Recall accrual(1)	(1,576)	—	(1,576)	560
Employer payroll taxes on option exercise(1)	—	—	—	11,717
Professional fees(1)	—	—	—	7,469
Compensation settlements(1)	—	—	—	3,483
Gain on sale of building and land(1)	—	(775)	—	(775)
Adjusted operating income(2)	$55,163	$180,349	$326,919	$661,613
Net revenues	$751,225	$869,066	$2,290,866	$2,817,978
Operating margin(3)	6.8%	19.6%	13.2%	21.6%
Adjusted operating margin(3)	7.3%	20.8%	14.3%	23.5%
(1)	Refer to table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)” and the related footnotes for additional information.
(2)	Adjusted operating income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted operating income as consolidated operating income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted operating income is included in this shareholder letter because our senior leadership team believes that adjusted operating income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted operating income is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-12	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

(3)	We define operating margin as operating income divided by net revenues. We define adjusted operating margin as adjusted operating income divided by net revenues. We are not able to provide a reconciliation of our adjusted operating margin financial guidance or other non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges excluded from such non-GAAP financial measure in prior periods. The exclusion of these charges and costs in future periods could have a significant impact on our non-GAAP financial measures.

T-13	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 28,	OCTOBER 29,	OCTOBER 28,	OCTOBER 29,
	2023	2022	2023	2022

	(dollars in thousands)
Net income (loss)	$(2,187)	$98,760	$116,180	$421,746
Depreciation and amortization	28,454	28,032	84,360	79,760
Interest expense—net	54,640	31,417	138,878	78,536
Income tax expense (benefit)	(9,215)	36,162	34,615	(70,867)
EBITDA(1)	71,692	194,371	374,033	509,175
Non-cash compensation(2)	9,820	10,187	28,538	33,725
Legal settlements(3)	—	(4,188)	8,000	(4,188)
Share of equity method investments loss(3)	2,693	1,922	7,677	6,118
Reorganization related costs(3)	—	—	7,621	—
Capitalized cloud computing amortization(4)	2,062	1,747	5,834	4,800
Other expense—net(5)	5,305	1,989	4,466	4,841
Asset impairments(3)	3,531	10,926	3,531	19,080
Recall accrual(3)	(1,576)	—	(1,576)	560
Loss on extinguishment of debt(3)	—	—	—	169,578
Employer payroll taxes on option exercise(3)	—	—	—	11,717
Professional fees(3)	—	—	—	7,469
Compensation settlements(3)	—	—	—	3,483
Gain on sale of building and land(3)	—	(775)	—	(775)
Adjusted EBITDA(1)	$93,527	$216,179	$438,124	$765,583
Net revenues	$751,225	$869,066	$2,290,866	$2,817,978
EBITDA margin(6)	9.5%	22.4%	16.3%	18.1%
Adjusted EBITDA margin(6)	12.4%	24.9%	19.1%	27.2%
(1)	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense—net and income tax expense (benefit). Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of non-cash compensation, as well as certain non-recurring and other items that we do not consider representative of our underlying operating performance. EBITDA and Adjusted EBITDA are included in this shareholder letter because our senior leadership team believes that these metrics provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.
(2)	Represents non-cash compensation related to equity awards granted to employees, including the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020.
(3)	Refer to table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)” and the related footnotes for additional information.
(4)	Represents amortization associated with capitalized cloud computing costs.

T-14	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

(5)	The adjustments for the three months ended October 28, 2023 and October 29, 2022 include foreign exchange losses from the remeasurement of intercompany loans with subsidiaries in Switzerland and the U.K. of $3.7 million and $1.8 million, respectively, as well as unfavorable exchange rate changes affecting foreign currency denominated transactions of $1.6 million and $0.2 million, respectively, primarily between the U.S. dollar as compared to Euro and Pound Sterling.

The adjustments for the nine months ended October 28, 2023 and October 29, 2022 include foreign exchange losses from the remeasurement of intercompany loans with subsidiaries in Switzerland and the U.K. of $2.8 million and $5.4 million, respectively, as well as unfavorable exchange rate changes affecting foreign currency denominated transactions of $1.7 million and $1.1 million, respectively, primarily between the U.S. dollar as compared to Euro and Pound Sterling. The foreign exchange loss in the nine months ended October 29, 2022 was partially offset by a net gain on derivative instruments of $1.7 million, resulting from the completion of certain transactions related to the 2023 Notes and 2024 Notes, including bond hedge and warrant terminations and convertible senior notes repurchases.

(6)	We define EBITDA margin as EBITDA divided by net revenues. We define adjusted EBITDA margin as adjusted EBITDA divided by net revenues.

T-15	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF TRAILING TWELVE MONTHS NET INCOME

TO TRAILING TWELVE MONTHS EBITDA AND

TRAILING TWELVE MONTHS ADJUSTED EBITDA

(Unaudited)

TRAILING TWELVE MONTHS
OCTOBER 28, 2023
(in thousands)
Net income	$223,076
Depreciation and amortization	113,188
Interest expense—net	173,552
Income tax expense—net	14,124
EBITDA(1)	523,940
Non-cash compensation(2)	38,357
Asset impairments(3)	8,637
Legal settlements(4)	8,000
Reorganization related costs(5)	7,621
Capitalized cloud computing amortization(6)	7,600
Non-cash compensation for consolidated VIEs(7)	4,470
Share of equity method investments loss(8)	3,614
Employer payroll taxes on option exercise(9)	2,675
Recall accrual(10)	(1,576)
Other income—net(11)	(345)
Trailing twelve months adjusted EBITDA(1)	$602,993

(1)	Refer to footnote (1) within table titled “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA.”
(2)	Represents non-cash compensation related to equity awards granted to employees, including the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020.
(3)	Represents asset impairments related to property and equipment of Galleries under construction and the interior refresh of our Design Galleries, as well as impairment of a loan receivable.
(4)	Represents certain legal settlements associated with class action litigation matters.
(5)	Represents severance costs and related payroll taxes associated with a reorganization.
(6)	Represents amortization associated with capitalized cloud computing costs.
(7)	Represents non-cash compensation attributed to the noncontrolling interest holder of our consolidated real estate joint ventures in fiscal 2022 based on the fair value of the noncontrolling interests upon the closing of such joint venture transactions.
(8)	Represents our proportionate share of the loss of our equity method investments.
(9)	Represents employer payroll tax expense related to the option exercise by Mr. Friedman in the fourth quarter of fiscal 2022.
(10)	Represents accrual adjustments related to product recall charges.
(11)	Represents exchange rate changes affecting foreign currency denominated transactions and from the remeasurement of intercompany loans with Switzerland and U.K. subsidiaries.

T-16	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF TOTAL DEBT, TOTAL NET DEBT

AND RATIO OF TOTAL NET DEBT TO ADJUSTED EBITDA

(Unaudited)

	OCTOBER 28,	INTEREST
	2023	RATE(1)
	(dollars in thousands)
Asset based credit facility	$—	6.68%
Term loan B(2)	1,960,000	7.93%
Term loan B-2(2)	495,000	8.67%
Convertible senior notes due 2024(2)	41,904	0.00%
Notes payable for share repurchases	315	4.14%
Total debt	$2,497,219
Cash and cash equivalents	(380,695)
Total net debt(3)	$2,116,524
Trailing twelve months adjusted EBITDA(4)	$602,993
Ratio of total net debt to trailing twelve months adjusted EBITDA(4)	3.5
(1)	The interest rates for the asset based credit facility, term loans and notes payable for share repurchases represent the weighted-average interest rates as of October 28, 2023.
(2)	Amounts exclude discounts upon original issuance and third-party offering and debt issuance costs.
(3)	Net debt excludes restricted cash of $2.0 million and non-recourse real estate loans of $18 million related to our consolidated variable interest entities from our joint venture activities. These real estate loans are secured by the assets of such entities and the associated creditors do not have recourse against RH’s general assets.
(4)	The ratio of total net debt to trailing twelve months adjusted EBITDA is calculated by dividing total net debt by trailing twelve months adjusted EBITDA. Refer to table titled “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” and the related footnotes for definitions of EBITDA and adjusted EBITDA.

T-17	THIRD QUARTER 2023 FINANCIAL RESULTS AND SHAREHOLDER LETTER